UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 26, 2016

HMS Income Fund, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On April 26, 2016, Mr. Curtis L. Hartman, a member of the Board of Directors (the “Board”) of HMS Income Fund, Inc. (the “Company”), resigned from the Board with immediate effect. Mr. Hartman has served as a director of the Company since 2013, and his term as director was scheduled to expire at the Company’s 2016 Annual Meeting of Stockholders. Prior to his resignation, Mr. Hartman also served as a member of the Company’s Pricing Committee. Mr. Hartman resigned from the Board to pursue other opportunities and his resignation was not due to any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d)

On April 26, 2016, upon the recommendation of the Nominating and Corporate Governance Committee of the Company, the Board appointed Mr. Nicholas T. Meserve to serve as a director of the Company with immediate effect. Mr. Meserve will serve until the Company’s 2016 Annual Meeting of Stockholders. Mr. Meserve was also elected to serve as a member of the Company’s Pricing Committee effective immediately.

There is no arrangement or understanding under which Mr. Meserve was appointed. MSC Adviser I, LLC, the Company's sub-adviser, selected Mr. Meserve as its nominee for director in accordance with the terms of the sub-advisory agreement among the Company, HMS Adviser LP, Main Street Capital Corporation and MSC Adviser I, LLC. There are no transactions involving Mr. Meserve requiring disclosure under Item 404(a) of Regulation S-K.

As it does with all directors, the Company has entered into an indemnification agreement with Mr. Meserve. The indemnification agreement requires the Company to indemnify Mr. Meserve, to the fullest extent permitted by Maryland law, the Company’s charter and the Investment Company Act of 1940, as amended.

Mr. Meserve has served as a Managing Director on the Middle Market investment team of Main Street Capital Corporation since December 2012. Previously, from 2004 until 2012, Mr. Meserve served as a director and portfolio manager of Highland Capital Management, LP (“Highland”), a large alternative credit manager, and certain of its affiliates, where he managed a portfolio of senior loans and high yield bonds across a diverse set of industries. Prior to Highland, he was a Credit Analyst at JP Morgan Chase & Co. Mr. Meserve graduated from Wake Forest University with a Bachelor of Science in Business Administration and Finance.

Mr. Meserve’s experience as a managing director for an investment company and general experience in the financial services industry are among the attributes that led to the conclusion that Mr. Meserve should serve on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Income Fund, Inc.

April 29, 2016	By:	/s/ David M. Covington
Name: David M. Covington
Title: Chief Accounting Officer and Treasurer